                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 17, 2005 (January 25, 2005)
------------------------------------------------------------------------------------

                            CAPITAL PROPERTIES, INC.
------------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                  Rhode Island
------------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                               0-9380 05-0386287
------------------------------------------------------------------------------------
          (Commission File Number) (IRS Employer Identification Number)

              100 Dexter Road, East Providence, Rhode Island 02914
------------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (401) 435-7171
------------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
------------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.01. COMPLETION OF DISPOSITION OF ASSETS

     On March 17, 2005,  Capital  Properties,  Inc.  (the  "Registrant")  sold a parking garage located in downtown Providence for $2,500,000 in cash to Park Row
Properties LTD (the "Buyer"),  an entity in which the former tenant and operator of the garage is a participant.  At the same time, the Registrant entered into a
99-year ground lease of the underlying  land with the Buyer at an initial ground rent of $100,000 per year subject to periodic  adjustment.  Under the lease, the
Buyer  is  responsible  for  all  real  estate  taxes  and  assessments  and for maintaining and insuring the property.  A copy of the Registrant's press release regarding the above described transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02(B). DEPARTURE OF DIRECTOR

     On  January  25,  2005,  Henry  S.  Woodbridge  decided  not to  stand  for re-election to the Board of Directors of the Registrant.  Mr.  Woodbridge served on the Board of Directors of the  Registrant  since 1990 and was a member of the
Registrant's Audit Committee and Compensation Committee.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

     99.1 Press Release regarding sale of parking garage.

SIGNATURES

     Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, as amended,  the  Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By:   /s/ Barbara J. Dreyer
   ----------------------------------
          Barbara J. Dreyer, Treasurer

Date:  March 17, 2005